CHINA EVERGREEN ACQUISITION CORP.

______________, 2008

Shen Yi Financial Advisor

B-2102 CaiZhi Tower

Zhongguancun Rd. E.

Haidian, Beijing 100083

P.R. China

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of China Evergreen Acquisition Corp. (“China Evergreen”) and continuing until the earlier of the consummation by China Evergreen of a “Business Combination” or the liquidation of China Evergreen (in each case as described in the final prospectus relating to China Evergreen’s IPO, and such earlier date hereinafter referred to as the “Termination Date”), Shen Yi Financial Advisor shall make available to China Evergreen certain meeting and office facilities, utilities and administrative support services as may be required by China Evergreen from time to time, situated at B-2102 CaiZhi Tower, Zhongguancun Rd. E., Haidian, Beijing 100083, People’s Republic of China (or any successor location). In exchange therefor, China Evergreen shall pay Shen Yi Financial Advisor the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours,

CHINA EVERGREEN ACQUISITION CORP.

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

SHEN YI FINANCIAL ADVISOR

By:
Name:
Title: